EXHIBIT 10.2

The First Amendment to Change of Control Protection Agreement filed herewith was entered into with the following persons and each agreement was identical in all respects other than the name and title of the counter party thereto:

Elmer L. Doty
Keith B. Howe

First Amendment to

Change of Control Protection Agreement

This First Amendment to Change of Control dated as of January 7, 2005 (the “Amendment”) is entered into by and between United Defense Industries, Inc., a Delaware corporation (the “Company”) and ___(the “Executive”) for the purpose of amending the provisions of that certain letter-form Change of Control Protection Agreement dated August 3, 1999 between the Company and the Executive (the “Agreement”).

WHEREAS, the Company and the Executive desire to amend the Agreement in the respects set forth below, in order to revise certain of its provisions and for their mutual benefit and convenience;

NOW THEREFORE, in consideration of the premises and covenants herein contained and other good and valuable consideration, in receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. Section 9 of the Agreement is hereby deleted and replaced with the following:

Any dispute or controversy arising under or in connection with this Agreement shall be resolved exclusively by arbitration, conducted before a single arbitrator in Wilmington, Delaware, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The fees and expenses of the arbitrator shall be borne by the Company. In any proceeding to enforce this Agreement pursuant to the terms set forth in this Section 9, the prevailing party shall be entitled to an award of all costs, fees and expenses (other than the fees and expenses of the arbitrator, which shall be borne by the Company) incurred in connection with prosecuting or defending such proceeding. For purposes of the preceding sentence, the Executive shall be deemed to be the prevailing party if he or she obtains any award or settlement in an amount of not less than fifty percent (50%) of his or her annual base salary prevailing immediately prior to the Date of Termination.

2. All references in the Agreement to “the Agreement” or “this Agreement” shall mean the Agreement as modified by this Amendment. As so modified, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto as of the date first set forth above.

UNITED DEFENSE INDUSTRIES, INC.

By:_______________________________________

Title:________________________________________

Executive

_________________________________

Name:______________________________

Address: ______________________________

_________________________________